EXHIBIT 15.1

January 28, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated November 30, 2015 on our review of interim financial information of GCP Applied Technologies Inc. (the “Company”) for the nine month periods ended September 30, 2015 and 2014 included in the Company's Amendment No. 5 to the Form 10 is incorporated by reference in its Registration Statement on Form S-8 dated January 28, 2016.

Very truly yours,

/s/PricewaterhouseCoopers LLP
Baltimore, Maryland